UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 18, 2013

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	22-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2013, Spectrum Brands, Inc. (“Spectrum Brands”), a subsidiary of Spectrum Brands Holdings, Inc., announced that it had entered into the First Amendment and Restatement Agreement (the “First Restatement Agreement”), pursuant to which Spectrum Brands amended and restated its Credit Agreement, dated as of December 17, 2012 (the “Original Term Loan Credit Agreement”), by and among Spectrum Brands, SB/RH Holdings, LLC (“Holdings”), Spectrum Brands Canada, Inc., as Canadian borrower, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto from time to time (as amended by the Amendment No.1 to Credit Agreement dated August 13, 2013, the New Term Loan Commitment Agreement No.1 dated August 13, 2013 and the First Restatement Agreement, the “Restated Term Credit Agreement”).

Pursuant to the First Restatement Agreement and the Restated Term Credit Agreement, on December 18, 2013, Spectrum Brands announced that it had closed on $215 million term loans (the “New U.S. Term Loan”) and a wholly-owned subsidiary of Spectrum Brands, Spectrum Brands Europe GmbH, had closed on €225 million term loans (the “Euro Term Loan”, and together with the New U.S. Term Loan, the “New Term Loans”). The proceeds of the New Term Loans were used (i) to repay certain existing U.S. term loans of Spectrum Brands under the Original Term Loan Credit Agreement, (ii) to pay the fees and expenses incurred in connection with the First Restatement Agreement and the transactions contemplated therein and (iii) for general working capital and general corporate purposes.

In connection with the First Restatement Agreement, the incurrence of the New Term Loans and the other transactions contemplated thereby, on December 18, 2013, Spectrum Brands also entered into that certain Eighth Amendment to its Loan and Security Agreement, dated as of June 16, 2010, with Holdings, Bank of America, N.A., as collateral agent and administrative agent, certain subsidiaries of Spectrum Brands and lenders party thereto from time to time.

Interested parties should read Spectrum Brands, Inc.’s current report on Form 8-K and other announcements and public filings regarding the First Restatement Agreement, the Restated Term Credit Agreement and the New Term Loans. Spectrum Brands, Inc.’s filings with the Securities and Exchange Commission are available at www.sec.gov.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated: December 20, 2013